Exhibit 99.1

CADENCE BANCORPORATION ANNOUNCES COMPLETION OF MERGER WITH STATE BANK FINANCIAL CORPORATION

HOUSTON, TEXAS (January 2, 2019) – Cadence Bancorporation (NYSE: CADE) (“Cadence”), the holding company of Cadence Bank, N.A. (“Cadence Bank”), today announced that it has completed its previously announced merger with State Bank Financial Corporation (NASDAQ: STBZ) (“State Bank”), effective January 1, 2019.

State Bank’s wholly owned subsidiary, State Bank and Trust Company, was merged into Cadence Bank, effective January 1, 2019, and its business will operate as “State Bank and Trust Company, a division of Cadence Bank, N.A.” until systems conversion, which is scheduled for February 2019. Upon conversion, the Cadence Bank subsidiary will operate as Cadence Bank across its entire footprint covering Texas, Georgia, Florida, Alabama, Mississippi and Tennessee.

“The closing of this merger is a significant milestone for our organization,” said Paul B. Murphy, Jr., Chairman and CEO of Cadence Bancorporation. “Today, we celebrate the culmination of our combined efforts and warmly welcome State Bank customers and associates. We look forward to continuing to serve our customers, bankers and communities with the same passion and responsiveness they have come to expect.”

In connection with the merger, State Bank Chairman Joe Evans joined the Cadence board of directors as Vice Chairman, State Bank CEO and Vice Chairman Tom Wiley joined the Cadence board of directors as a director and the Cadence Bank board of directors as Chairman, and State Bank director Virginia Hepner joined the Cadence board of directors as a director.

“We welcome Joe, Tom and Virginia to Cadence, and we look forward to their active participation and insights as we bring together two great institutions,” Murphy added.

About Cadence Bancorporation

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional bank holding company with $11.8 billion in assets as of September 30, 2018, and the recently acquired State Bank franchise as of September 30, 2018 had assets of $4.9 billion. Cadence operates 98 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, personal and business insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,”

“will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the outcome of any legal proceedings that may be instituted against Cadence; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence does business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

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Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com